UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 22, 2013

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Salesforce.com, Inc. (the “Company”) today announced its intent to seek stockholder approval at the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of a Company-initiated proposal to eliminate the classification of its Board of Directors (the “Board”). The Company intends to include this proposal in its proxy statement for the 2013 Annual Meeting, with the meeting expected to be held in June 2013. The Board will recommend that stockholders vote in favor of this proposal. The details regarding the proposed phase out of the classified board will be included in the Company’s proxy statement for the 2013 Annual Meeting, and will require the amendment of the Company’s certificate of incorporation. If approved by the requisite vote of 66 2/3% of the Company’s outstanding stock, newly elected and re-elected directors will be elected for one year terms, and the implementation of the declassification of the Board will not prevent any director from completing the term for which a director was elected. The Company will be filing its proxy statement for the 2013 Annual Meeting that will contain important information relating to the proposal that should be read carefully before any decision is made with respect to the proposal. The proxy statement for the 2013 Annual Meeting will be available once it has been filed with the SEC on the SEC Filings section of the Investor Information section of the Company’s website at www.salesforce.com/investor and on the Securities and Exchange Commission’s EDGAR website at www.sec.gov.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2013	salesforce.com, inc.

/s/ Burke F. Norton
Burke F. Norton Executive Vice President and Chief Legal Officer